Exhibit 4.4

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 94986RBV2	FACE AMOUNT: $
REGISTERED NO.

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Notes Linked to the iShares® MSCI Emerging

Markets Index Fund due July 8, 2014

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Redemption Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date. The “Initial Stated Maturity Date” shall be July 8, 2014. If no Market Disruption Event (as defined below) occurs or is continuing on the scheduled Calculation Day (as defined below), the Initial Stated Maturity Date will be the “Stated Maturity Date.” If a Market Disruption Event occurs or is continuing on the scheduled Calculation Day, the “Stated Maturity Date” shall be the later of (i) three Business Days (as defined below) after the postponed Calculation Day and (ii) the Initial Stated Maturity Date. This Security shall not bear any interest.

Any payments on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose.

“Face Amount” shall mean, when used with respect to this Security, the amount set forth on the face of this Security as its “Face Amount.”

Determination of Redemption Amount

The “Redemption Amount” of this Security will equal:

•	If the Ending Price is greater than the Starting Price, the lesser of:

(i)	the Face Amount plus:

Face Amount x	Ending Price – Starting Price Starting Price	x Participation Rate	; and

(ii)	the Capped Value;

•	If the Ending Price is less than or equal to the Starting Price, but greater than or equal to the Threshold Price: the Face Amount; or

•	If the Ending Price is less than the Threshold Price: Face Amount minus:

Face Amount x	Threshold Price – Ending Price Starting Price

The “Fund” shall mean the iShares MSCI Emerging Markets Index Fund.

The “Pricing Date” shall mean December 29, 2010.

The “Starting Price” is $47.07, the Fund Closing Price of the Fund on the Pricing Date.

The “Ending Price” will be the Fund Closing Price of the Fund on the Calculation Day.

The “Fund Closing Price” with respect to the Fund on any Trading Day means the product of (i) the Closing Price of one share of the Fund (or one unit of any other security for which a Fund Closing Price must be determined) on such Trading Day and (ii) the Adjustment Factor on such Trading Day.

The “Closing Price” with respect to a share of the Fund (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means the price, at the scheduled weekday closing time, without regard to after hours or any other trading outside the regular trading session hours, of the share on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the share (or any such other security) is listed or admitted to trading.

The “Adjustment Factor” means, with respect to a share of the Fund (or one unit of any other security for which a Fund Closing Price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Fund. See —Anti-dilution Adjustments Relating To The Fund; Alternate Calculation —Anti-dilution Adjustments” below.

The “Capped Value” is 137.5% of the Face Amount of this Security.

The “Threshold Price” is $40.01, which is equal to 85% of the Starting Price.

The “Participation Rate” is 150%.

“Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York or Minneapolis, Minnesota.

A “Trading Day” with respect to the Fund means a day, as determined by the Calculation Agent, on which (i) the Relevant Exchange (as defined below) with respect to the Fund is open for trading for its regular trading session and (ii) the Relevant Exchange on which futures or options contracts related to the Fund or any successor thereto, if applicable, are traded, are open for trading for their respective regular trading sessions.

The “Calculation Day” shall be June 30, 2014 or, if such day is not a Trading Day, the next succeeding Trading Day. The Calculation Day is subject to postponement due to the occurrence of a Market Disruption Event. If a Market Disruption Event occurs or is continuing with respect to the Fund on the Calculation Day, such Calculation Day will be postponed to the first succeeding Trading Day on which a Market Disruption Event has not occurred and is not continuing. If such first succeeding Trading Day has not occurred as of the eighth scheduled Trading Day after the scheduled Calculation Day, that eighth scheduled Trading Day shall be deemed the Calculation Day. If the Calculation Day has been postponed eight scheduled Trading Days after the scheduled Calculation Day and such eighth scheduled Trading Day is not a Trading Day, or if a Market Disruption Event occurs or is continuing with respect to the Fund on such eighth scheduled Trading Day, the Calculation Agent will determine its good faith estimate of the Closing Price of the Fund on such eighth scheduled Trading Day. See “—Market Disruption Events.”

“Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of January 5, 2011 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company providing for, among other things, the determination of the Ending Price and the Redemption Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agent Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance this Security without the consent of the Holder of this Security and without notifying the Holder of this Security.

Market Disruption Events

A “Market Disruption Event” means, with respect to the Fund, any of the following events as determined by the Calculation Agent in its sole discretion:

(A)	A material suspension or material limitation of trading or the unavailability of the Closing Price of the shares of the Fund or any Successor Fund (as defined below under “Anti-dilution Adjustments Relating to the Fund; Alternate Calculation —Liquidation Events”) has been imposed by the Relevant Exchange on which such shares are traded, at any time during the one-hour period preceding the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by such Relevant Exchange or otherwise.

(B)	A material suspension or material limitation of trading has occurred on that day, in each case during the one-hour period preceding the Close of Trading in options or futures contracts related to the Fund or any Successor Fund on the Relevant Exchange on which those options or futures contracts are traded, whether by reason of movements in price exceeding levels permitted by the Relevant Exchange, or otherwise.

(C)	Any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the shares of the Fund or any Successor Fund at any time during the one-hour period that precedes the Close of Trading on that day.

(D)	Any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to the Fund or any Successor Fund on the Relevant Exchange on which those futures or options contracts are traded, at any time during the one-hour period that precedes the Close of Trading on that day.

(E)	The closure of the Relevant Exchange on which the shares of the Fund or any Successor Fund or the Relevant Exchange on which futures or options contracts relating to the Fund or any Successor Fund are traded prior to its scheduled Close of Trading unless the earlier closing time is announced by such Relevant Exchange at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Exchange and (2) the submission deadline for orders to be entered into such Relevant Exchange for execution at the Close of Trading on that day.

For purposes of determining whether a Market Disruption Event has occurred:

(1)	“Close of Trading” means in respect of any Relevant Exchange, the scheduled weekday closing time on a day on which such Relevant Exchange is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside the regular trading session hours; and

(2)	“Relevant Exchange” for any share, option or option contract means the primary exchange or quotation system on which such share, option or option contract is traded, as determined by the Calculation Agent.

Anti-dilution Adjustments Relating to the Fund; Alternate Calculation

Anti-dilution Adjustments

The Calculation Agent, in its sole discretion, may adjust the Adjustment Factor as a result of certain events related to the Fund or any Successor Fund, as applicable, which occur during the term of this Security. Such events include, but are not limited to, the following:

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and the number of securities which a holder of one share (or other applicable security) of the Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a (i) stock dividend (i.e., issuance of additional shares (or other applicable security) by the Fund) that is given ratably to all holders of record of shares (or other applicable security) of the Fund or (ii) distribution of shares (or other applicable security) of the Fund has occurred, then once the dividend has become effective and the shares (or other applicable security) of the Fund are trading ex-dividend, the Adjustment Factor will be adjusted on the ex-dividend date to equal the prior Adjustment Factor plus the product of the prior Adjustment Factor and the number of shares (or other applicable security) of the Fund which a holder of one share (or other applicable security) of the Fund before the date the dividend became effective and the shares (or other applicable security) of the Fund traded ex-dividend would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of the Fund paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend as defined and discussed below.

(C)	Extraordinary Dividends

If an Extraordinary Dividend (as defined below) has occurred, then on the ex-dividend date, the Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and a fraction, the numerator of which is the Closing Price per share (or other applicable security) of the Fund on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price per share (or other applicable security) of the Fund on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount (as defined below).

For purposes of determining whether an Extraordinary Dividend has occurred:

(1)	“Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to the shares (or other applicable security) of the Fund, a dividend or other distribution which exceeds the immediately preceding non-Extraordinary Dividend on the securities of the Fund (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) by an amount equal to at least 10% of the Closing Price of the Fund on the Trading Day preceding the ex-dividend date with respect to the Extraordinary Dividend (the “ex-dividend date”); and

(2)	“Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the securities of the Fund will equal:

•

in the case of cash dividends or other distributions that constitute regular dividends, the amount per share (or other applicable security) of the Fund of that Extraordinary Dividend minus the amount per share (or other applicable security) of the immediately preceding non-Extraordinary Dividend for that share (or other applicable security) of the Fund; or

•	in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share (or other applicable security) of the Fund of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent. A distribution on the securities of the Fund described below under the sections entitled “—Other Distributions” and “—Reorganization Events” below that also constitute an Extraordinary Dividend will only cause an adjustment pursuant to those sections.

(D)	Other Distributions

If the Fund declares or makes a distribution to all holders of the shares (or other applicable security) of the Fund of any class of its capital stock, evidences of its indebtedness or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, the Adjustment Factor will equal the product of the prior Adjustment Factor and a fraction, the numerator of which will be the Closing Price per share (or other applicable security) of the Fund, and the denominator of which will be the Closing Price per share (or other applicable security) of the Fund, less the fair market value, as determined by the Calculation

Agent, as of the time the adjustment is effected of the portion of the capital shares, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one share (or other applicable security) of the Fund.

(E)	Reorganization Events

If the Fund, or any Successor Fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the Fund is not the surviving entity, then, on or after the date of such event, the Calculation Agent shall, in its sole discretion, make an adjustment to the Adjustment Factor or the method of determining the Redemption Amount or any other terms of this Security as the Calculation Agent determines appropriate to account for the economic effect on this Security of such event (including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to this Security), and determine the effective date of that adjustment. If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may deem such event a Liquidation Event (as defined below).

Liquidation Events

If the Fund is de-listed, liquidated or otherwise terminated (a “Liquidation Event”), and a successor or substitute exchange traded fund exists that the Calculation Agent determines, in its sole discretion, to be comparable to the Fund, then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, any subsequent Fund Closing Price for the Fund will be determined by reference to the Fund Closing Price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “Successor Fund”).

Upon any selection by the Calculation Agent of a Successor Fund, the Company will cause notice to be given to Holder of this Security.

If the Fund undergoes a Liquidation Event prior to, and such Liquidation Event is continuing on, the date that the Fund Closing Price of the Fund is to be determined and the Calculation Agent determines that no Successor Fund is available at such time, then the Calculation Agent will, in its discretion, calculate the Fund Closing Price for the Fund on such date by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Fund.

If a Successor Fund is selected or the Calculation Agent calculates the Fund Closing Price as a substitute for the Fund, such Successor Fund or Fund Closing Price will be used as a substitute for the Fund for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If at any time the method of calculating the Fund or a Successor Fund, or the MSCI Emerging Markets Index (the index underlying the Fund), is changed in a material respect, or if the Fund or a Successor Fund is in any other way modified so that the Fund does not, in the opinion of the Calculation Agent, fairly represent the price of the securities of the Fund or such Successor Fund had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on the date that the Fund Closing Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a Closing Price of an exchange traded fund comparable to the Fund or such Successor Fund, as the case may be, as if such changes or modifications had not been made, and calculate the Fund Closing Price and the Redemption Amount with reference to such adjusted Closing Price of the Fund or such Successor Fund, as applicable.

Calculation Agent

The Calculation Agent will determine the Redemption Amount and the Ending Price. In addition, the Calculation Agent will (i) determine if adjustments are required to the Fund Closing Price and/or the Adjustment Factor under the circumstances described in this Security, (ii) if the Fund undergoes a Liquidation Event, select a Successor Fund or, if no Successor Fund is available, determine the Fund Closing Price of the Fund, and (iii) determine whether a Market Disruption Event has occurred.

The Company covenants that, so long as this Security is Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to this Security.

All determinations made by the Calculation Agent with respect to this Security will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holder of this Security. All percentages and other amounts resulting from any calculation with respect to this Security will be rounded at the Calculation Agent’s discretion.

Tax Considerations

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each Holder of this Security will be deemed to have agreed (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary), for United States federal income tax purposes to characterize and treat this Security as a pre-paid derivative contract in respect of the Fund.

Redemption and Repayment

This Security is not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to July 8, 2014. This Security is not entitled to any sinking fund.

Acceleration

If an Event of Default, as defined in the Indenture, with respect to this Security shall occur and be continuing, the Redemption Amount (calculated as set forth in the next sentence) of this Security may be declared due and payable in the manner and with the effect provided in the

Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Redemption Amount hereof calculated as provided herein as though the date of acceleration was the Calculation Day; provided, however, if such date is not a Trading Day or if a Market Disruption Event has occurred or is continuing on that day, the Calculation Day will be postponed as provided herein.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:

Its:

[SEAL]

Attest:

Its:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated therein described

in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Notes Linked to the iShares® MSCI Emerging

Markets Index Fund due July 8, 2014

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series K, of the Company, which series is limited to an aggregate principal amount or face amount, as applicable, of $25,000,000,000 or the equivalent thereof in one or more foreign or composite currencies. The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate. The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

Article Sixteen of the Indenture shall not apply to this Security.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of the Redemption Amount, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	—		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                                          attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.